Exhibit (i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel and Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of The Tocqueville Trust as filed with the Securities and Exchange Commission on or about February 28, 2007.

/S/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
Paul, Hastings, Janofsky & Walker LLP

New York, New York

February 28, 2007